                                                                  Exhibit 10v





                          AMERITECH CORPORATE RESOURCE
                           SUPPLEMENTAL PENSION PLAN
                           -------------------------

           (As Amended and Restated Effective as of February 1, 1998)

                          AMERITECH CORPORATE RESOURCE
                           SUPPLEMENTAL PENSION PLAN
                           -------------------------

           (As Amended and Restated Effective as of February 1, 1998)

                                TABLE OF CONTENTS
                                -----------------

  SECTION                                                               PAGE
  -------                                                               ----
     1      General                                                        1
                 History and Purpose                                       1
                 Subsidiaries                                              1
                 Definitions                                               1
                 Plan Administration                                       1
                 Source of Benefits                                        2
                 Notices                                                   2
                 Applicable Laws                                           2
                 Gender and Number                                         2
                 Benefits Under Predecessor Plan                           2

     2      Participation and Retirement                                   2
                 Participation                                             2
                 Participation in Predecessor Plans                        3
                 Plan Not Contract of Employment                           3
                 Mandatory Retirement                                      4

     3      Amount and Payment of Supplemental
               Pension and Death Benefits                                  4
                 Amount of Supplemental Pension and Death Benefits         4
                 Payment of Supplemental Pension and Death Benefits        4
                 Lump Sum Distributions                                    4
                 Lump Sum Death Benefit                                    5

     4      Minimum Benefits - Disability Survivor and Retirement          5
                 Disability                                                5
                 Disability Pension Allowance                              6
                 Reduction of Disability Pension Allowance                 6
                 Minimum Retirement Benefit                                6
                 Surviving Spouse Benefit                                  6
                 Medical Expense Benefits                                  7
                 Annual Basic Pay                                          7
                 Pre-1987 Benefit Formula                                  7

                          AMERITECH CORPORATE RESOURCE
                           SUPPLEMENTAL PENSION PLAN
                           -------------------------

           (As Amended and Restated Effective as of February 1, 1998)

                                TABLE OF CONTENTS
                                -----------------

  SECTION                                                               PAGE
  -------                                                               ----
     5      Conditions of Payment                                          8
                 Distributions to Persons Under Legal Disability           8
                 Benefits May Not Be Assigned or Alienated                 8
                 Forfeiture of Benefits                                    8
                 Suspension on Re-employment                               9
                 Lump Sum Settlement                                       9
                 Change in Control                                         10

    6       Amendment or Termination                                       12
                 Administrative Amendments                                 12
                 Amendments and Termination                                12
                 Participation Rights                                      12
                 Successor                                                 12

                          AMERITECH CORPORATE RESOURCE
                            SUPPLEMENTAL PENSION PLAN
                            -------------------------

           (As Amended and Restated Effective as of February 1, 1998)

                                    SECTION 1
                                    ---------

                                     General
                                     -------

         1.1. History and Purpose. Ameritech Senior Management Retirement and Survivor Protection Plan , now renamed the Ameritech Corporate Resource Supplemental Pension Plan (the "Plan") was established by Ameritech Corporation, a Delaware corporation (the "Company"), effective as of January 1, 1986 (the "Effective Date"), as an amendment, restatement and continuation of the following Predecessor Plans as they applied to employees eligible to participate under subsection 2.1. Ameritech Management Supplemental Pension Plan (the "Supplemental Plan"), Ameritech Senior Management Non-Qualified Pension Plan (the "Non-Qualified Plan"), Ameritech Mid-Career Pension Plan (the "Mid-Career Plan"), and the retirement and survivor benefit provisions of Ameritech Senior Management Long Term Disability and Survivor Protection Plan (the "Survivor Protection Plan"). The primary purpose of the Plan is to provide deferred compensation for a select group of management and highly compensated employees in the form of retirement and survivor benefits which are in addition to those provided under the Ameritech Management Pension Plan (the "Pension Plan"). The following provisions constitute an amendment, restatement and continuation of the Plan, effective as of February 1, 1998.

         1.2. Subsidiaries and Affiliates. The term "Subsidiary" means any corporation of which the Company owns at least 50% of the combined voting power of all classes of stock entitled to vote and which has previously adopted any one or more of the Predecessor Plans or which previously adopted or hereafter adopts the Plan. The term "Affiliate" means any corporation other than a Subsidiary which would be a member of a controlled group of corporations with the Company under Section 1563(a) of the Internal Revenue Code of 1986, as amended (the "Code") which previously adopted any one or more of the Predecessor Plans or which previously adopted or hereafter adopts the Plan. Subsidiaries and Affiliates may also be referred to individually as an "Employer" and collectively as "Employers".

         1.3. Definitions. Unless the context clearly requires otherwise, any word, term or phrase used in the Plan shall have the same meaning as is assigned to it under the terms of the Pension Plan.

         1.4. Plan Administration. The authority to control and manage the operation and administration of the Plan as applied to the Company or any Employer shall be vested in the Benefit Plan Committee which administers the Pension Plan with respect to the Company or such Employer (the "Committee") and, in exercising that authority, the Committee shall, to the extent necessary and appropriate, have the same rights, powers and duties as those delegated to it under the Pension Plan. The Committee has the exclusive right and discretion to interpret the provisions of the Plan and the entitlement to benefits under the Plan. Any decision made by the Committee on any matter within its discretion is conclusive, final and binding on all persons, and not subject to further review. The Committee of the Company or of the appropriate Employer shall grant or deny claims for benefits under the Plan and authorize disbursements. Adequate notice, pursuant to applicable law and prescribed Company practices, shall be provided in writing to any Participant or beneficiary whose claim has been denied, setting forth the specific reasons for such denial. The review and appeal procedures for any Participant or beneficiary whose claim has been denied shall be the same as those procedures set forth in the Pension Plan.

         1.5. Source of Benefits. The obligations of the Company and the Employers under the Plan are solely contractual. Any amount payable under the terms of the Plan shall be paid from the general assets of the Company and the Employers or from one or more trusts, the assets of which will be subject to the claims of the general creditors of the Company and the Employers. If a Participant's term of employment includes service by two Employers or by the Company and one or more Employers, the Company or Employer which last employed the Participant shall be solely responsible for the entire benefit payable under Sections 3 and 5 of the Plan.

         1.6. Notices. Any notice or document required to be given to or filed with the Plan Administrator shall be considered to be given or filed if delivered to the Administrator of the Plan or mailed by registered mail, postage prepaid, to the Administrator, in care of the Company, Compensation Group at 30 South Wacker Drive, 35th Floor, Chicago, Illinois 60606.

         1.7. Applicable Laws. The Plan shall be construed and administered in accordance with the laws of the State of Illinois, to the extent that such laws are not preempted by the laws of the United States of America.

         1.8. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

         1.9. Benefits Under Predecessor Plans. Except as otherwise specifically provided in the Plan, the right to benefits under the Plan and the amount of benefits of a Participant who has terminated or terminates employment with the Company and the Employers shall be determined in accordance with the provisions of the Plan as in effect immediately prior to that termination.


                                   SECTION 2
                                   ---------

                          Participation and Retirement
                          ----------------------------

         2.1. Participation. Each Senior Management Employee (as defined below) of the Company and the Employers who was a participant in any of the Predecessor Plans on December 31, 1985 became a Participant in the Plan on January 1, 1986. Any employee who was a Participant as of June 30, 1995 shall remain a Participant as long as he remains a Senior Management Employee or meets the requirements to be an Eligible Employee (as defined below).

Each other Eligible Employee shall become a Participant in the Plan as of the earliest date after June 30, 1995 on which:

         (a) such employee's accrued benefit under the Pension Plan is limited by reason of the application of either section 401(a)(17) or 415 of the Internal Revenue Code of 1986, as amended (the "Code");

         (b) such employee is entitled to an award under the Company's or Employer's Senior Management Short Term Incentive Plan or the Company's Management Committee Short Term Incentive Plan (collectively the "Incentive Plans" and individually an "Incentive Plan"); or

         (c) such employee has made a salary deferral under the Company's Corporate Resource Deferral Plan.

In addition, solely with respect to the Surviving Spouse Benefit described in subsection 4.5, a Participant shall include an individual who is entitled to a Disability Pension under the Pension Plan, and who prior to commencement of such Disability Pension was a Senior Management Employee or an Eligible Employee. The term "Senior Management Employee" means an employee on the active payroll of the Company or any Employer who has attained a level higher than Department Level or equivalent Fifth Level, and who holds a position that the Board of Directors of the Company has designated to be within its Senior Management Group.

The term "Eligible Employee" means (a) a member of the Company's Management Committee or (b) a full-time management employee on the active payroll of the Company or any Employer (i) who has attained any of salary grades CR1 through 9, or (ii) who has attained any of Investment Management salary grades IM10 through IM12, or (iii) who is an attorney in any of salary grades IV through VI. An individual who on or after April 1, 1993 ceases to be a Senior Management Employee or an Eligible Employee shall cease to be a Plan Participant for all purposes under the Plan effective as of the date such individual ceases to be a Senior Management Employee or an Eligible Employee.

         2.2. Participation in Predecessor Plans. If a Participant participated in one or more Predecessor Plans prior to his becoming a Participant under this Plan, his applicable benefits under this Plan shall be no less than the benefits accrued by him under the Predecessor Plans and the benefits under this Plan shall be in lieu of all benefits otherwise payable to him under the Predecessor Plans.

         2.3. Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and nothing in the Plan will give any employee or Participant the right to be retained in the employ of the Company or an Employer, nor the right to any award or other benefit pursuant to an Incentive Plan or the Pension Plan, nor any right or claim to any benefit under the Plan, except to the extent specifically provided under the terms of the Plan.

         2.4. Mandatory Retirement. Each Participant who is within the category of employees referred to in (a) Section 12(c)(1) of The Age Discrimination in Employment Act of 1967, as amended ("ADEA"), shall retire no later than the first day of the month after attainment of age 65, or at such later age, only as otherwise agreed to by the Company or applicable Employer, or (b) Section 4(f)(1) of ADEA, shall retire at such age as may be applicable under ADEA, with respect to those employees for whom age is a bona fide occupational qualification within the meaning of such section.

                                   SECTION 3
                                   ---------

                       Amount and Payment of Supplemental
                           Pension and Death Benefits
                           --------------------------

         3.1. Amount of Supplemental Pension and Death Benefits. Subject to the terms and conditions of the Plan, the supplemental pension and death benefits payable to, or on account of, a Participant under the Plan as of any date shall be an amount equal to:

         (a) the amount of the benefit payment (expressed in the form of the benefit payable to or on account of the Participant under the Pension Plan) that would have been payable to or on account of the Participant under the Pension Plan as of that date, determined without regard to the limitations imposed by either section 401(a)(17) or 415 of the Code, and determined as if his compensation under the Pension Plan were equal to his Modified Compensation (as defined below);

                                   REDUCED BY
                                   ----------

         (b) the amount of the actual benefit payment under the Pension Plan as of that date to or on account of the Participant.

A Participant's Modified Compensation as of any date shall be equal to the amount that would be his compensation as of the date under the Pension Plan if it included the amount of any salary deferrals, the amount of any awards deferred under the annual bonus plans of the Company or an Employer and the amount of his actual awards under the Incentive Plans (without regard to any deferral of such salary or awards under the Ameritech Corporate Resource Deferral Plan and without regard to the limitations imposed by section 401(a)(17) of the Code).

         3.2. Payment of Supplemental Pension and Death Benefits. Subject to the provisions of subsections 3.3, 3.4, 5.5 and 5.6, the supplemental pension and death benefits payable to or on account of a Participant under subsection 3.1 shall be paid to him, or on his account, at the times and for the periods that benefits are payable to the Participant, or on his account, under the Pension Plan and such supplemental pension benefits shall be subject to any post-retirement increase pursuant to the same terms and conditions as benefits payable under the Pension Plan.

         3.3. Lump Sum Distributions. Regardless of the form of payment under the Pension Plan, a Participant may elect to have his supplemental pension benefits under this Plan paid in a lump sum in accordance with the provisions of subsection 5.5. If a Participant's pension is paid in a lump sum under the Pension Plan and he does not elect a lump sum under subsection 5.5 of this Plan, his supplemental pension benefits under this Plan shall be paid in a single life annuity form with no survivor benefits or in a survivor annuity form, whichever he shall elect, in an amount determined as if the amount paid to him in a lump sum under the Pension Plan had been paid in a single life annuity or survivor annuity form, as the case may be.

         3.4. Lump Sum Death Benefit. If a Participant dies on or after May 1, 1995 and prior to the date as of which his supplemental pension benefits commence under the Plan, in lieu of the death benefit which would otherwise be payable under the Plan on account of the Participant in accordance with the provisions of subsections 3.1 and 3.2, the Participant's Beneficiary (as defined in the Pension Plan, and which may be, if applicable, a Qualified Spouse, as provided under the Pension Plan) shall be entitled to receive a lump sum death benefit, subject to the following:

         (a) Such lump sum payment shall be paid as soon as possible after the Participant's death and shall be in an amount equal to the present value of the vested supplemental pension benefits accrued by the Participant under the Plan as of the date of his death determined on the basis of the actuarial rates, tables and factors then in effect under the Pension Plan. This provision is intended to provide the Beneficiary with a lump sum payment equal to the amount the Participant would have received under the plan had he retired as of the date of his death (or termination of employment if earlier) and elected to receive benefits in the form of a lump sum from both the Pension Plan and the Plan. Accordingly, such lump sum payment from the Plan shall be calculated without regard to the amount of any survivor benefit which any Qualified Spouse actually receives from the Pension Plan on account of the Participant's death.

         (b) If the Participant does not have a Qualified Spouse and fails to designate a Beneficiary under the Pension Plan, the lump sum payment described in subsection 3.4(a) above shall be paid to the Participant's estate.


                                   SECTION 4
                                   ---------

                          Minimum Benefits - Disability
                             Survivor and Retirement
                             -----------------------

         4.1. Disability. A Participant shall be considered to be "disabled" after the first fifty-two week period following the onset of a physical or mental impairment, if such impairment prevents the Participant from meeting the performance requirements of (1) the position held immediately preceding the onset of the physical or mental impairment, (2) a similar position, or (3) any appropriate position within the Company or applicable Employer which the Participant would otherwise be capable of performing by reason of the Participant's background and experience.

         4.2. Disability Pension Allowance. Subject to the provisions of subsection 5.6, a Participant who is disabled during a period described in subsection 4.1 and continuously thereafter through age 65 shall, commencing with his sixty-fifth birthday or the start of the period described in subsection 4.1, if later, be eligible to receive a monthly Disability Pension Allowance equal to the greater of:

         (a) one and one-quarter percent of the Participant's Annual Basic Pay (as defined in subsection 4.7) on the last day the Participant was on the active payroll; or

         (b) if the Participant's term of employment has been five years or more, ninety percent of the monthly pension the Participant would have been entitled to receive commencing at age sixty-five under the Pension Plan and Section 3 of this Plan as in effect on the last day the Participant was on the active payroll, but ignoring any minimum service requirements for eligibility to a pension, if the period after the last day the Participant was on the active payroll and prior to the Participant's sixty-fifth birthday had been included in the Participant's term of employment.

         4.3. Reduction of Disability Pension Allowance. The Disability Pension Allowance determined for any period under subsection 4.2 shall be reduced by the sum of the following benefits received (or which, at the election of the Participant, could be received) by the Participant which are attributable to the period for which such Disability Pension Allowance is provided: a pension under the Pension Plan or Section 3 of this Plan; any other retirement income payments from the Company or any Employer; and any Worker's Compensation Benefit. However, no reduction shall be made on account of any pension under the Pension Plan or Section 3 of this Plan at a rate greater than the rate of such pension on the date the Participant first received such pension after his disability.

         4.4. Minimum Retirement Benefit. Subject to the provisions of subsection 5.5, a monthly Minimum Retirement Benefit shall be payable to any Participant who was a Participant in the Plan as of June 30, 1995 and (i) whose combined age and service upon leaving the Company and the Employers equals 75 or more ("Rule of 75") or (ii) whose term of employment is at least five years and whose employment terminates on or after his sixty-second birthday for reasons other than diability. The amount of the monthly Minimum Retirement Benefit shall be equal to one and one-quarter percent of the Participant's Annual Basic Pay on the last day the Participant was on the active payroll, reduced by the sum of the following benefits received by the Participant which are attributable to the period for which benefits are provided under this subsection: a pension under the Pension Plan and Section 3 of this Plan (or the monthly amount of any such pension which was paid to the Participant in a lump sum), and any other retirement income payments received by the Participant from the Company and the Employers. However, no reduction shall be made on account of any pension under the Pension Plan or Section 3 of this Plan at a rate greater than the rate of such pension on the date the Participant first received such pension after his retirement or other termination of employment.

         4.5. Surviving Spouse Benefit. Subject to the provisions of subsection 5.6, in the event of the death of a Participant who was a Participant in the Plan as of June 30, 1995, including such a

Participant who is entitled to a benefit under subsection 4.2 or 4.4, the surviving spouse ("Surviving Spouse") of such Participant shall be eligible to receive a monthly benefit equal to one and one-quarter percent of the Participant's Annual Basic Pay, on the last day the Participant was on the active payroll prior to his death, reduced by the sum of the following benefits received by the Participant's Surviving Spouse on account of the death of the Participant and which are attributable to the period for which benefits are provided under this Section: an annuitant's pension under the Pension Plan and
Section 3 of this Plan (or the monthly equivalent of any amount which is paid to the Surviving Spouse under subsection 3.4); and any other lifetime payments to such Surviving Spouse from the Company or any Employer. However, no reduction shall be made on account of an annuitant's pension benefit under the Pension Plan or Section 3 of this Plan at a rate greater than (i) the rate such pension or annuity was first payable, and in the case of the death of a Participant who is on the active payroll, or (ii) the rate such pension or annuity first would have been payable had the Participant died on the day after the last day the Participant was on the active payroll, in the case of the death of a Participant who is not on the active payroll. Notwithstanding the foregoing provisions of this subsection, the Surviving Spouse of a Participant shall not be eligible to receive benefits under this Section if, prior to the Participant's death, he could have elected under the Pension Plan to receive a reduced pension for his life in order to provide thereafter an annuity for the life of his spouse, but he did not make such election.

         4.6. Medical Expense Benefits. A Participant who is entitled to a benefit under subsection 4.2 or 4.4 whose combined age plus years of service upon retirement is less than 75 shall be entitled to the same rights and benefits under the Company's or Employer's Comprehensive Health Care Plan and Dental Expense Plan (as those Plans have been combined to create the Management Umbrella Welfare Benefit Plan) as if he had retired with age plus years of service totalling 75.

         4.7. Annual Basic Pay. A Participant's "Annual Basic Pay" means his annual base salary rate on the last day on which he is on the active payroll of the Company or Employer plus the applicable standard short-term award in effect on such date.

         4.8. Pre-1987 Benefit Formula. Subject to the provisions of Section 5, if a Participant's employment terminates on or after December 31, 1986 his benefits under the Plan shall not be less than the benefits to which he would have been entitled if the terms of the Plan and the terms of the Pension Plan as in effect on December 30, 1986 had continued in effect through December 31, 1988.

                                   SECTION 5
                                   ---------

                              Conditions of Payment
                              ---------------------

         5.1. Distributions to Persons Under Legal Disability. In the event an individual is declared incompetent and a conservator or other person legally charged with the care of the individual's person or estate is appointed, any benefits to which such individual is entitled under the Plan shall be paid to such conservator or other person.

         5.2. Benefits May Not Be Assigned or Alienated. Benefits payable to, or on account of, any individual under the Plan may not be voluntarily or involuntarily assigned or alienated. Prior to the death of any Participant, no other person shall have any rights under the Plan with respect to that Participant.

         5.3. Forfeiture of Benefits.

         (a) All or a portion of the benefits under Sections 3 and 4 of the Plan other than benefits which would have been payable under the Pension Plan but for the limitations imposed by sections 401(a)(17) and 415 of the Code may be forfeited at the discretion of the Compensation Committee of the Company's Board of Directors under the following circumstances:

                  (i) The Participant is discharged by the Company or an Employer for cause;

                  (ii) The Compensation Committee of the Board of Directors of the Company determines that the Participant engaged in misconduct in connection with his employment with the Company or Employer; or

                  (iii) The Participant, without the consent of the Company or his employing Employer or the Employer paying him a benefit hereunder, at any time is employed by, becomes associated with, renders service to, or owns an interest in any business that is competitive with the Company, any Employer or with any business in which the Company or any Employer has a substantial interest (other than as a shareholder with a nonsubstantial interest in such business) as determined by the Compensation Committee of the Board of the Company.

        (b) The portion of the benefit subject to forfeiture under the conditions described in this subsection 5.3(a) above, is as follows:

                  (i) The total benefit is subject to forfeiture if the Participant's retirement or termination of employment, or employment or association with a competing business as specified in subsection 5.3(a) occurred before age 65.

                  (ii) If an individual terminates employment on or after attainment of age 65, the total benefit is subject to forfeiture if the Participant's pension under the Pension Plan exceeds $44,000.

                  (iii) If an individual terminates employment on or after attainment of age 65, and the annual pension benefit under the Pension Plan is less than $44,000 but the combined pension thereunder and the benefits under this Plan attributable to the minimum retirement benefit and the portion of the supplemental pension benefit which results from the limitations imposed by either section 401(a)(17) or 415 of the Code exceeds $44,000, the benefit hereunder above the $44,000 combination is subject to forfeiture.

         5.4. Suspension on Re-employment. Employment with the Company, any Employer or any Interchange Company subsequent to retirement or termination of employment with entitlement to any benefits under the Plan shall result in the permanent suspension of the benefit for the period of such employment or re-employment.

         5.5. Lump Sum Settlement. In lieu of the supplemental pension benefit, and minimum retirement benefit, if any, payable under Section 3 and subsection 4.4, respectively, a Participant whose employment with the Company and the Employers terminates on or after October 1, 1986, for reasons other than death, or transfer to an Interchange Company, may elect to receive a lump sum payment of the present value of the aggregate amount of all such benefits to which he would otherwise be entitled, subject to the following:

         (a) An election of a lump sum payment must be filed with the Committee by the later of (i) sixty (60) days after the date on which the Participant terminates employment with the Company and the Employers or (ii) sixty (60) days after the date on which the Participant is notified of his right to elect a lump sum under the Plan. A lump sum payment timely elected by a Participant shall be paid to him no earlier than ninety (90) days after the date on which the Participant terminates employment with the Company and the Employers.

                  If a Participant fails to make a timely election of a lump sum payment, his benefits shall be paid to him, in a single life annuity form with no survivor benefits if he is not then married, or in a survivor annuity form if he is then married, beginning no earlier than ninety (90) days after the later of
                  (i) the date on which the Participant terminates employment with the Company and the Employers, or (ii) the date on which the Participant is notified of his right to elect a lump sum under the Plan.

         (b) The amount of a Participant's lump sum payment under the Plan shall be determined on the basis of the rates, tables, and factors which would be utilized to determined the Participant's lump sum payments under the Pension Plan as of the date of the Participant's termination of employment.

         (c) A Participant may rescind the election of a lump sum distribution at any time up to and including the date as of which the Participant could have elected a lump sum payment under paragraph (a) of this subsection 5.5.

         (d) If a Participant who has filed a lump sum election dies prior to his retirement or other termination of employment, such election shall be void. If a Participant who has filed a lump sum election dies after his retirement or other termination of employment but prior to receipt of such payment, the lump sum shall be paid to his estate as soon as practicable thereafter.

         (e) A lump sum payment under this subsection 5.5 shall be in lieu of all other benefits (including postretirement ad hoc pension increases) otherwise payable to or on account of the Participant under the Plan, other than the medical expense benefits set forth in subsection 4.6.

         (f) Any election under this subsection 5.5 shall be in such form as the Committee may require from time to time.


         5.6. Change in Control. Notwithstanding any other provisions of the Plan, if a Change in Control (as defined below) occurs, then each Participant's benefits hereunder shall be fully vested. For purposes of the Plan, as applied to any Participant, the term "Change in Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

          (a) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than:

                  (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; or

                  (ii) the Participant or any person acting in concert with the
                       Participant;

                      is or becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock; provided, however, that this paragraph
                      (a) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock;

         (b) a tender offer is made for the stock of the Company, and the person making the offer owns or has accepted for payment stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock; provided, however, that this paragraph (b) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock;

         (c) during any period of twelve consecutive months there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least 80% of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

         (d) the stockholders of the Company approve a merger or consolidation of the Company with, or a sale of all or substantially all of the Company's assets to, any other company other than:

                  (i) a merger or consolidation which would result in the Company's voting stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 55% of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such merger or consolidation; or

                  (ii) a merger or consolidation which would result in the
                       directors of the Company who were directors immediately prior thereto continuing to constitute at least a majority of the directors of the surviving entity immediately after such merger or consolidation.

For purposes of paragraph (d) above, the phrase "surviving entity" shall mean only an entity in which all of the Company's stockholders who are stockholders immediately before the merger or consolidation (other than stockholders exercising dissenter rights) become stockholders by the terms of the merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall not include (A) any director of the Company who was designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a) or paragraph (d) above, or (B) any director who was not a director at the beginning of the twelve-consecutive-month period preceding the date of such merger or consolidation, unless his election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least 80% of the directors who were directors before the beginning of such period.

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

                                    SECTION 6
                                    ---------

                            Amendment or Termination
                            ------------------------

         6.1. Administrative Amendments. Subject to the provisions of subsection 6.3, the Company's Senior Vice President - Human Resources, or such other officer of the Company as may from time to time be primarily responsible for human resources matters, may, with the concurrence of the Company's Executive Vice President and General Counsel, make minor or administrative amendments to the Plan.

         6.2. Amendments and Termination. Subject to the provisions of subsection 6.3, the Company's Board of Directors may amend or terminate the Plan at any time and any Employer may, by action of its Board of Directors (or, if such Employer does not have a Board of Directors and is managed by its shareholder or shareholders, by action of such shareholder or shareholders), terminate its participation in the Plan at any time.

         6.3. Participation Rights. No action under this Section 6 shall reduce or impair the interests of individuals in benefits being paid under the Plan or, without the consent of the affected Participant, adversely affect the rights of any Participant with respect to any benefits accrued under the Plan prior to the date of the amendment or termination, as the case may be.

         6.4. Successor. The obligations of the Company and each Employer under the Plan shall be binding upon any assignee or successor in interest thereto. Neither the Company nor any Employer shall merge or consolidate with any other corporation, or liquidate or dissolve, without making suitable arrangements or the payment of any benefits payable under the Plan.


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